UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2018

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6 Loudon Road, Suite 200
Concord, NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

The Board of Directors of hopTo Inc. (the “Company”) has established August 23, 2018 as the date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and June 25, 2018, as the record date for determining stockholders entitled to vote at the 2018 Annual Meeting. The Company did not hold an annual meeting last year. Accordingly, pursuant to Rule 14a-5(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby informing stockholders that the deadline to submit stockholder proposals to be included in the Company’s proxy statement for the 2018 Annual Meeting is August 3, 2018. Stockholder proposals must comply with Rule 14a-8 of the Exchange Act and be received by the Corporate Secretary no later than August 3, 2018 at the Company’s headquarters located at 6 Loudon Road, Suite 200, Concord, NH 03301. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy statement for the 2018 Annual Meeting.

In accordance with our Second Amended and Restated Bylaws (“Bylaws”), the deadline for the receipt of any stockholder proposals to be properly brought before the 2018 Annual Meeting is August 3, 2018. Stockholder proposals must comply with the provisions of our Bylaws and be received by the Corporate Secretary at the Company’s headquarters located at 6 Loudon Road, Suite 200, Concord, NH 03301. Any proposal submitted after the above deadline will not be considered timely and will be excluded from consideration at the 2018 Annual Meeting.

The time and location of the 2018 Annual Meeting are as set forth in the Company’s preliminary proxy statement for the 2018 Annual Meeting filed with the Securities and Exchange Commission on July 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: July 30, 2018	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer, Chief Financial Officer, Secretary